Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2024, relating to the consolidated financial statements of Nevada Canyon Gold Corp. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Assure CPA, LLC.

Spokane, Washington

October 25, 2024